Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-235830 and 333-229091) of Apellis Pharmaceuticals, Inc., and
(2)	Registration Statement (Form S-8 No. 333-236710) pertaining to the 2020 Inducement Stock Incentive Plan of Apellis Pharmaceuticals, Inc., and
(3)	Registration Statement (Form S-8 No. 333-236708) pertaining to the 2017 Stock Incentive Plan and Stock Option Inducement Awards (March 2019-February 2020) of Apellis Pharmaceuticals, Inc., and
(4)	Registration Statement (Form S-8 No. 333-229876) pertaining to the 2017 Stock Incentive Plan, Inducement Stock Option Award, and 2017 Employee Stock Purchase Plan of Apellis Pharmaceuticals, Inc., and
(5)	Registration Statement (Form S-8 No. 333-221528) pertaining to the 2010 Equity Incentive Plan, 2017 Stock Incentive Plan, and 2017 Employee Stock Purchase Plan of Apellis Pharmaceuticals, Inc.;

of our report dated February 26, 2019, with respect to the consolidated financial statements of Apellis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Apellis Pharmaceuticals, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 25, 2021